CONSENT OF MOSS ADAMS LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statement (No. 333-87955) on Form S-8 of Bankrate, Inc. of our report dated February 15, 2005, with respect to the balance sheet of Wescoco LLC (dba FastFind.com) as of December 31, 2004, and the related statements of operations and members’ deficit and cash flows from the date of inception February 10, 2004 through December 31, 2004, which report appears in this Current Report on Form 8-K/A Amendment No. 1 of Bankrate, Inc., dated February 14, 2006.

/s/ Moss Adams LLP

San Francisco, California
February 13, 2006